UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Nashua Corporation

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NASHUA CORPORATION
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 1, 2006

To the Stockholders of Nashua Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Nashua Corporation (the “Company”) will be held at the Company’s offices at 11 Trafalgar Square, Suite 201, Nashua, New Hampshire, on Monday, May 1, 2006 at 8:00 a.m., local time, for the following purposes:

1.	To elect six directors for terms of one year each.

2.	To ratify the selection by the Audit/Finance and Investment Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

3.	To act upon any other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

The Board of Directors has fixed the close of business on March 14, 2006, as the record date for determining the stockholders having the right to notice of and to vote at the Annual Meeting.

The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2005, accompany this Notice of Annual Meeting and the enclosed proxy statement.

By order of the Board of Directors,

John L. Patenaude
Vice President-Finance, Chief
Financial Officer and Treasurer

Nashua, New Hampshire
March 24, 2006

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy and mail it promptly in the enclosed envelope.
No postage is required if mailed in the United States.

PROXY STATEMENT

i

NASHUA CORPORATION
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063

PROXY STATEMENT

2006 Annual Meeting of Stockholders

This Proxy Statement is furnished to the stockholders of Nashua Corporation, a Massachusetts corporation (“Nashua” or the “Company”) in connection with the solicitation of proxies on behalf of the Company’s Board of Directors for use at the 2006 Annual Meeting of Stockholders to be held on Monday, May 1, 2006 (the “Annual Meeting”), at 8:00 a.m., local time, at the Company’s offices at 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063, and at any adjournments of that meeting. The notice of meeting, this proxy statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the year ended December 31, 2005 are being mailed to stockholders on or about March 29, 2006.

At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon (i) the election of six directors for a term of one year each, and (ii) to ratify the selection by the Audit/Finance and Investment Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Record Date and Voting of Proxy

The Board of Directors has fixed the close of business on March 14, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were 6,259,084 shares of Nashua’s common stock outstanding. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

All proxies will be voted in accordance with the instructions of the stockholder, and if no choice is specified, the proxies will be voted “FOR” the election of the directors, and “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Annual Meeting will not itself constitute revocation of a proxy unless the stockholder affirmatively revokes the proxy.

Quorum and Votes Required

The holders of a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of the Company’s common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting, will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares voting on the matter is required for the ratification of the selection by the Audit/Finance and Investment Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Shares held by stockholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such a matter. Brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such shares without specific instructions from such customers for “non-discretionary” or “non-routine” proposals. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of directors and the ratification of the selection by the Audit/Finance and

Investment Committee of the Company’s independent registered public accounting firm, because each of those matters requires the affirmative vote of a plurality or majority of the shares voting on that matter.

Proxy Solicitation Costs

The cost of solicitation of proxies will be borne by Nashua. In addition to solicitations by mail, certain directors, officers and employees of Nashua may solicit proxies in person or by use of other communication media. Nashua will reimburse banks, brokerage firms and others for forwarding proxy materials to beneficial owners of Nashua common stock. Nashua has also engaged Georgeson Shareholder to assist in the solicitation of proxies and has agreed to pay $7,500 and out-of-pocket expenses for such efforts.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six and proposes the election of the individuals listed below as directors of the Company. Each current director of the Company has been nominated for reelection, except for Mr. James F. Orr III, a director for 17 years, who is retiring from the Board. Also nominated for election to the Board is Mr. Thomas G. Brooker. The Company’s directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Any vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

The persons named in the enclosed proxy will vote to elect each of the director nominees listed below, unless the proxy is marked otherwise. Each director nominee will be elected to hold office until the annual meeting of stockholders held in 2007 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve as a director if elected; however, if any nominee becomes unable to serve, the persons named as proxies may, in their discretion, vote for another nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

There are no family relationships among the director nominees and executive officers of the Company.

For each nominee for director, there follows information given by each concerning his principal occupation, business experience for at least the past five years, the names of other publicly held companies of which he serves as a director, his age and the length of service as a director of the Company.

Nominees for Director:

Andrew B. Albert Age 60 Director since 2000	Mr. Albert has served as Chairman and Chief Executive Officer of Nashua since December 2000, President since April 2000 and a director since May 2000. He also served as Chief Operating Officer of Nashua from April 2000 to December 2000. Prior to joining Nashua, Mr. Albert served as Chairman and Chief Executive Officer of Rittenhouse Paper Company.
L. Scott Barnard Age 63 Director since 2003	Mr. Barnard is the owner and Managing Senior Partner of Programmix, LLC, a sales and marketing firm he founded in 2001. From 1968 to 2000, Mr. Barnard was with Champion International Corporation, where he held positions of increasing responsibility, including Executive Vice President, Sales and Distribution, and President of Champion Export Corporation, a forest products company. Mr. Barnard is a director of Startech Environmental Corporation, an environmental technology company.

Thomas G. Brooker Age 47 Director Nominee	Mr. Brooker will join Nashua as its President and Chief Executive Officer on May 4, 2006. Mr. Brooker has been a partner in Brooker Brothers LLC, a real estate development company, since December 2004. From January 2004 through November 2004, Mr. Brooker served as Group President-Forms, Labels and Office Products, of Moore Wallace, a label and printing company and a subsidiary of R.R. Donnelley & Sons Company, a provider of print and related services. From May 2003 through December 2003, Mr. Brooker served as Executive Vice President of Sales with Moore Wallace Incorporated. From May 1998 through May 2003, he was Corporate Vice President of Sales of Wallace Computer Services, Inc.
Avrum Gray Age 70 Director since 2000	Mr. Gray has served as Chairman of G-Bar Limited Partnership, an independent options trading firm, since 1981. He was Chairman of Lynch Systems, Inc., a glass press supplier, from 1995 through 2001. Mr. Gray is a director of Lynch Corporation, a holding company; SL Industries, Inc., a manufacturer of power and specialized communication equipment; and Material Science Corporation, a provider of material-based solutions for acoustical, thermal, coated metal and electronic applications.
George R. Mrkonic, Jr. Age 53 Director since 2000	Mr. Mrkonic served as Vice Chairman of Borders Group, Inc., a retailer of books and music, from December 1994 until his retirement in January 2002. He was President of Borders Group, Inc. from December 1994 until January 1997. Mr. Mrkonic is a director of Syntel, Inc., a global provider of custom outsourcing solutions; Guitar Center, Inc., a retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment; and Brinker International, Inc., the parent company of a diverse portfolio of casual dining restaurant concepts.
Mark E. Schwarz Age 45 Director since 2001	Mr. Schwarz is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1992, and is the general partner of Newcastle Partners, L.P. Mr. Schwarz is also Chairman and Chief Executive Officer of Hallmark Financial Services, Inc., a property and casualty insurance holding company; Chairman of Bell Industries, Inc., a comprehensive portfolio of technology products and managed lifecycle services; Chairman of New Century Equity Holdings Corp., a company formerly engaged in investing in high-growth companies; Chairman of Pizza Inn, Inc., a franchisor and operator of pizza restaurants; a director of SL Industries, Inc., a manufacturer of power and specialized communication equipment; a director of Vesta Insurance Group, Inc., a holding company for a group of insurance companies that primarily offer property insurance in targeted states; and a director of WebFinancial Corporation, a banking and financial services company.

At the Annual Meeting, stockholders will be asked to consider the election of Thomas Brooker who has been nominated for election as director for the first time. Mr. Brooker, who will join Nashua as its President and Chief Executive Officer on May 4, 2006, was originally proposed to the Governance and Nominating Committee by an independent member of the Company’s Board of Directors and the Board determined to include him among its nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Meetings and Committees of the Board of Directors

The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. In 2005, the Board of Directors held five regular meetings and four special meetings. Each of the directors attended at least 75% of the total number of meetings of the Board and committees on which he then served in 2005. The Company’s Corporate Governance Framework states that directors have a responsibility to ensure proper representation at annual meetings of stockholders. All of the directors attended the 2005 annual meeting of stockholders.

The Board has established the position of Lead Director, who acts as Chairman of the Board in the Chairman’s absence, chairs the Governance and Nominating Committee and leads all activities related to Chief Executive Officer performance and succession. Mr. Orr is the Board’s current Lead Director and presides at executive sessions of non-management directors.

The Company has three standing committees of the Board of Directors: the Audit/Finance and Investment Committee, the Leadership and Compensation Committee and the Governance and Nominating Committee. Each of these committees operates under a written charter approved by the Board of Directors. A copy of each charter, as well as our Corporate Governance Framework and Code of Business Conduct and Ethics, is available under the “Investor Relations” section of the Company’s website at www.nashua.com. Alternatively, you can request a copy of any of these documents by writing to Nashua Corporation, c/o Secretary, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063. Also, a copy of the charter of the Audit/Finance and Investment Committee is attached to this proxy statement as Appendix A.

The current members of the committees of the Board of Directors are as follows:

Audit/Finance and	Leadership and	Governance and
Investment Committee	Compensation Committee	Nominating Committee

Avrum Gray, Chairman	George R. Mrkonic, Jr., Chairman	James F. Orr III, Chairman

L. Scott Barnard	L. Scott Barnard	Avrum Gray

James F. Orr III	Avrum Gray	George R. Mrkonic, Jr.

Mark E. Schwarz

The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of The NASDAQ National Market, including, in the case of all members of the Audit/Finance and Investment Committee, the additional independence requirements of Rule 10A-3 under the Exchange Act.

Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of the following directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of The NASDAQ Stock Market Marketplace Rules: L. Scott Barnard, Avrum Gray, George R. Mrkonic, Jr., James F. Orr III and Mark E. Schwarz.

Audit/Finance and Investment Committee

The Audit/Finance and Investment Committee is responsible for overseeing the Company’s financial reporting process. In doing so, the committee reviews the independent public auditor’s reports and audit findings, the scope and plans for future audit programs, annual and quarterly financial statements, accounting, financial and internal controls of the Company, information systems, risk management activities and compliance programs, prepares the audit committee report, meets independently with the Company’s internal auditing staff, independent auditors and management, oversees the Company’s internal audit function and establishes and maintains the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit/Finance and Investment Committee appoints, evaluates, retains and sets the compensation of the independent public auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The committee establishes policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns. The Audit/Finance and Investment Committee is also responsible for supervising policies and decisions relating to financing and pension funding.

The Audit/Finance and Investment Committee is composed of outside directors who are not officers or employees of the Company. The Board has determined that Mr. Gray is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Exchange Act. In addition, the Board has determined that each member of the Audit/Finance and Investment Committee has sufficient knowledge in financial and auditing matters to serve on the Audit/Finance and Investment Committee. No current member of the Audit/Finance and Investment Committee serves on the audit committees of more than two other public companies. The Audit/Finance and Investment Committee held seven meetings in 2005.

Leadership and Compensation Committee

The Leadership and Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, reviewing and approving the compensation of our Chief Executive Officer, reviewing executive salaries, overseeing and administering any bonus, incentive compensation and stock option plans and reviewing, approving and recommending the Board of Directors to approve the salaries and other benefits of our executive officers and directors. The Leadership and Compensation Committee held two meetings in 2005.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles, overseeing the evaluation of the Board and of the Company’s senior management and making recommendations regarding management succession planning. The Governance and Nominating Committee held two meetings in 2005. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data and qualifications.

Director Candidates

The process followed by the Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Governance and Nominating Committee and the Board of Directors. The Governance and Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. The Governance and Nominating Committee did not retain such advisers or consultants during fiscal 2005.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Governance and Nominating Committee will apply the criteria set forth in the Company’s Corporate Governance Framework. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Governance and Nominating Committee, c/o Secretary, Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended. Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Governance and Nominating Committee or the Board of Directors, by following the procedures set forth under “Submission of Stockholder Proposals”.

Communications from Stockholders and Other Interested Parties

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board of Directors, if an independent director, or Lead Director, if one is appointed, or otherwise the Chairman of the Governance and Nominating Committee will, subject to any required assistance or advice from legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors or Chairman of the Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to the Governance and Nominating Committee, c/o Secretary, Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.nashua.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ National Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Framework

The Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. The Board has adopted a Corporate Governance Framework to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. A copy of the Corporate Governance Framework can be found on Nashua’s website, www.nashua.com, under the “Investor Relations/Corporate Governance” section.

Compensation of Directors

The following table sets forth the compensation provided by the Company to the non-employee directors for the fiscal year ending December 31, 2005:

	Annual	Board	Committee	Committee
Director	Cash Retainer	Meeting Fees	Meeting Fees	Chairman Fee		Other(1)	Total

L. Scott Barnard	$60,000	$6,000	$5,000	$—		$24,450	$95,450
Avrum Gray	60,000	6,000	7,000	2,500	(2)	22,950	98,450
George R. Mrkonic, Jr.	60,000	6,000	4,000	1,500	(3)	22,950	94,450
James F. Orr III	60,000	6,000	5,000	7,500	(4)	22,950	101,450
Mark E. Schwarz	60,000	6,000	2,000	—		22,950	90,950

(1)
(a) Each non-employee director receives an annual stock option award to purchase 5,000 shares of common stock having an exercise price equal to the fair market value of such shares on the date of award under the provisions of the Company’s stock plans. However, in 2005, each non-employee director received $22,950 in cash as payment in lieu of 5,000 stock options that were issuable to each director in 2005 but were not issued because the shares were not available under our stock plans.

(b)	Mr. Barnard received an additional $1,500 for his services with respect to succession planning.

(2)	Fee for the Chairman of the Audit/Finance and Investment Committee.

(3)	Fee for the Chairman of the Leadership and Compensation Committee.

(4)	Fee for the Lead Director.

Certain Business Relationships of Directors and Executive Officers

During 2005, the Company paid $251,995 under a certain lease for the Company’s facility in Vernon, California, which is 40% owned by a family partnership of which Mr. Albert and his family have total interest, and 20% by a partnership in which Mr. Albert is a 50% partner.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of March 14, 2006 with respect to the beneficial ownership of shares of the Company’s common stock by each person known to Nashua to own beneficially more than 5% of the Company’s outstanding common stock:

	Amount and	Percent of
	Nature of Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership(1)	Outstanding(2)

Gabelli Funds, LLC/GAMCO Investors, Inc./Gabelli
Advisers, Inc./MJG Associates, Inc.(3)	1,541,000	24.6%
One Corporate Center, Rye, NY 10580
Newcastle Partners, L.P./Newcastle Capital Group, L.L.C./
Newcastle Capital Management, L.P./Mark E. Schwarz(4)	519,702	8.3%
300 Crescent Court, Suite 1110, Dallas, TX 75201
Bank of America Corporation/NB Holdings Corporation/
Bank of America, N.A./Columbia Management Group, Inc./
Columbia Management Advisors, Inc.(5)	485,306	7.8%
100 North Tryon Street, Floor 25, Bank of America Corporate
Center, Charlotte, NC 28255
Franklin Resources, Inc./Charles B. Johnson/Rupert H.
Johnson, Jr./Franklin Advisory Services, LLC(6)	477,930	7.6%
One Franklin Parkway, San Mateo, CA 94403
Steel Partners II, L.P./Steel Partners, L.L.C./Warren G.
Lichtenstein(7)	430,447	6.9%
590 Madison Avenue, 32nd Floor, New York, NY 10022
Dimensional Fund Advisors Inc.(8)	396,200	6.3%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

(1)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 14, 2006 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Percentage of beneficial ownership is based on 6,259,084 shares of Common Stock outstanding as of March 14, 2006.

(3)	Information is based on a Schedule 13D (Amendment No. 34) dated December 2, 2004 as filed with the Securities and Exchange Commission. Gabelli Funds, LLC is reported to beneficially own 453,500 shares for which it has sole voting power and sole dispositive power. GAMCO Investors, Inc. is reported to own 1,029,000 shares, for which it has sole voting power as to 955,000 shares and sole dispositive power as to 1,029,000 shares. Gabelli Advisers, Inc. is reported to own 43,500 shares for which it has sole voting power and sole dispositive power. MJG Associates, Inc. is reported to own 15,000 shares for which it has sole voting power and sole dispositive power.

(4)	Information is based on a Schedule 13D (Amendment No. 3) dated March 23, 2006 as filed with the Securities and Exchange Commission. Newcastle Partners, L.P. is reported to beneficially own 507,200 shares for which it has sole voting power and sole dispositive power. Newcastle Capital Management, L.P., as the general partner of Newcastle Partners, L.P. and Newcastle Capital Group, L.L.C., as the general partner of

Newcastle Capital Management, L.P., may each be deemed to beneficially own the 507,200 shares beneficially owned by Newcastle Partners, L.P. Mark Schwarz, as the managing member of Newcastle Capital Group, L.L.C., may be deemed to beneficially own 519,702 shares for which he has sole voting power and sole dispositive power. The share information in the table above includes 4,802 shares owned directly by Mark Schwarz and 7,700 shares Mr. Schwarz has a right to acquire through stock options which are exercisable within 60 days of March 14, 2006.

(5)	Information is based on a Schedule 13G (Amendment No. 9) dated February 3, 2006 as filed with the Securities and Exchange Commission. Bank of America Corporation is reported to beneficially own 485,306 shares for which it has shared voting power as to 285,256 shares and shared dispositive power as to 485,306 shares. NB Holdings Corporation is reported to beneficially own 485,306 shares for which it has shared voting power as to 285,256 shares and shared dispositive power as to 485,306 shares. Bank of America, N.A. is reported to beneficially own 485,306 shares for which it has sole voting power as to 83,306 shares, shared voting power as to 201,950 shares, sole dispositive power as to 92,356 shares and shared dispositive power as to 392,950 shares. Columbia Management Group, Inc. is reported to beneficially own 392,950 shares for which it has shared voting power as to 201,950 shares and shared dispositive power as to 392,950 shares. Columbia Management Advisors, Inc. is reported to beneficially own 392,950 shares for which it has sole voting power as to 201,950 shares and sole dispositive power as to 392,950 shares.

(6)	Information is based on a Schedule 13G (Amendment No. 7) dated February 6, 2006 as filed with the Securities and Exchange Commission. The Schedule 13G was filed on behalf of Franklin Resources, Inc., a parent holding company; Charles B. Johnson, a principal stockholder of the parent holding company; Rupert H. Johnson, a principal stockholder of the parent holding company; and Franklin Advisory Services, LLC, an investment adviser, all of which disclaim beneficial ownership of the shares. The shares are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Franklin Advisory Services, LLC is reported to have sole voting power and sole dispositive power with respect to such shares.

(7)	Information is based on a Schedule 13D dated August 6, 2004 as filed with the Securities and Exchange Commission. Steel Partners II, L.P. is reported to beneficially own 430,447 shares for which it has sole voting and sole dispositive power. Steel Partners L.L.C., as the general partner of Steel Partners II, L.P. and Warren Lichtenstein, as the sole executive officer and managing member of Steel Partners, L.L.C., may each be deemed to beneficially own the 430,447 shares beneficially owned by Steel Partners II, L.P.

(8)	Information is based on a Schedule 13G (Amendment No. 8) dated February 1, 2006 as filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc., an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses investment and/or voting power over the securities of Nashua that are owned by the Funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

Security Ownership of Management

The following table sets forth certain information as of March 14, 2006, with respect to the beneficial ownership of shares of the Company’s common stock by (1) the directors and director nominees of Nashua, (2) Nashua’s chief executive officer and the executive officers listed in the Summary Compensation Table below, and (3) the directors and executive officers of Nashua as a group:

	Amount and Nature of		Percent of Common
Name	Beneficial Ownership(1)		Stock Outstanding(2)

Margaret S. Adams	40,000	(3)(4)	*
Andrew B. Albert	341,013	(3)(4)(5)	5.4%
L. Scott Barnard	15,000	(4)	*
Thomas G. Brooker	1,500		*
Donna J. DiGiovine	55,500	(4)	*
Avrum Gray	56,369	(4)(6)	*
George R. Mrkonic, Jr.	28,702	(4)	*
James F. Orr III	39,830	(4)	*
Thomas R. Pagel	63,108	(3)(4)(5)	1.0%
John L. Patenaude	111,106	(3)(4)(5)	1.8%
Mark E. Schwarz	519,702	(4)(7)	8.3%
Directors and Executive Officers as a group (11 persons)	1,273,485	(4)(5)(8)	20.3%

*	Less than 1% of outstanding shares of common stock.

(1)	Information as to the interests of the respective director nominees has been furnished in part by them. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 14, 2006 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Percentage of beneficial ownership is based on 6,259,084 shares of Common Stock outstanding as of March 14, 2006.

(3)	Includes shares of restricted stock which will vest upon achievement of certain target average closing prices of Nashua’s common stock over the 40-consecutive trading day period which ends on June 15, 2007, the third anniversary of the date of grant (“40-day average closing price”) — Ms. Adams, 30,000 shares; Mr. Albert, 54,000 shares; Mr. Pagel, 26,000 shares; and Mr. Patenaude, 26,000 shares. The terms of the restricted stock provide that 33% of such shares shall vest if the 40-day average closing price of at least $13.00 but less than $14.00 is achieved, 66% of such shares shall vest if the 40-day average closing price of at least $14.00 but less than $15.00 is achieved, and 100% of such shares shall vest if the 40-day average closing price of $15.00 or greater is achieved. The restricted shares vest upon a change in control if the share price at the date of a change in control exceeds $13.00. Shares of restricted stock are forfeited if the specified closing prices of the Company’s common stock are not met.

(4)	Includes shares that may be acquired through stock options which are exercisable within 60 days of March 14, 2006: Ms. Adams, 10,000 shares; Mr. Albert, 106,000 shares; Mr. Barnard, 10,000 shares; Ms. DiGiovine, 54,000 shares; Mr. Gray, 12,700 shares; Mr. Mrkonic, 12,700 shares; Mr. Orr, 16,700 shares; Mr. Pagel, 35,000 shares; Mr. Patenaude, 73,000 shares; Mr. Schwarz, 7,700 shares; and all directors and executive officers as a group, 340,800 shares.

(5)	Includes shares held in trust under the Company’s Employees’ Savings Plan under which participating employees have voting power as to the shares in their account. As of March 14, 2006, 6,013 shares are held in trust for Mr. Albert’s account; 10,356 shares are held in trust for Mr. Patenaude’s account; 2,108 shares are held in trust for Mr. Pagel’s account; and 18,632 shares are held in trust for the accounts of all directors and executive officers as a group. No director other than Mr. Albert participates in the Employees’ Savings Plan.

(6)	Includes 14,000 shares held by GF Limited Partnership in which Mr. Gray is a general partner and 10,667 shares held by AVG Limited Partnership in which Mr. Gray is a general partner. Mr. Gray disclaims beneficial ownership of these shares. Also includes 11,000 shares held by JYG Limited Partnership in which Mr. Gray’s spouse is a general partner. Mr. Gray disclaims beneficial ownership of these shares.

(7)	Includes 507,200 shares beneficially owned by Newcastle Partners, L.P., Newcastle Capital Group, L.L.C., Newcastle Capital Management, L.P. and Mark E. Schwarz. Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P. Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mark Schwarz is the managing member of Newcastle Capital Group, L.L.C.

(8)	Includes 136,000 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company assists its directors and executive officers in complying with these filing requirements. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to the Company and written representations from the Company’s directors and executive officers, the Company believes that during 2005 its directors, executive officers and 10% stockholders have complied with all Section 16(a) filing requirements.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2005:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	494,525	$6.79	57,493 (3)

(1)	In addition to being available for future issuance upon the exercise of stock options that may be granted after December 31, 2005, 25,043 shares under the 1996 Stock Incentive Plan may instead be issued in the form of restricted stock or director compensation, and 18,450 shares under the 1999 Shareholder Value Plan may instead be issued in the form of restricted stock or other stock-based awards including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

(2)	Includes the 1996 Stock Incentive Plan, the 1999 Shareholder Value Plan and the 2004 Value Creation Incentive Plan.

(3)	Includes 14,000 shares that are available for the grant of restricted stock under the 2004 Value Creation Incentive Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Information

The following table sets forth certain information with respect to the annual and long-term compensation, for the last three fiscal years, of Nashua’s chief executive officer and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005:

Summary Compensation Table

							Long-Term
							Compensation
							Awards
		Annual Compensation					Restricted		Securities
					Other Annual		Stock		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Compensation($)		Awards($)(1)		Options(#)	Compensation($)(2)

Andrew B. Albert	2005	450,000	—		—		—		—	7,884
Chairman, President	2004	450,000	209,650		—		486,000	(3)	—	27,632	(4)
and Chief Executive Officer	2003	399,616	—		—		—		—	339,210	(5)

John L. Patenaude	2005	220,000	—		—		—		—	7,177
Vice President-Finance, Chief	2004	215,000	104,958		—		234,000	(3)	—	18,800	(4)
Financial Officer and Treasurer	2003	210,000	—		—		—		—	6,999

Thomas R. Pagel	2005	215,000	—		12,360	(6)	—		—	6,598
Vice President	2004	205,000	116,030		16,831	(7)	234,000	(3)	—	6,427
President, Label Products Division	2003	199,923	—		14,244	(8)	—		—	6,621

Donna J. DiGiovine	2005	215,000	—		—		—		—	6,498
Vice President	2004	205,000	153,049	(9)	—		—		—	11,186	(4)
President, Toner Products Division	2003	191,116	—		—		—		—	6,390
President, Coated Paper Division

Margaret S. Adams	2005	215,000	—		—		—		—	6,756
Vice President, Chief Information	2004	205,000	38,130		—		270,000	(3)	—	6,427
Officer; President, Converted	2003	191,115	—		—		—		—	6,575
Paper Division

(1)	Market value of restricted shares on the date of grant.

(2)	Except as indicated in Notes (4) and (5), the amounts disclosed in the category of “All Other Compensation” consist of Company contributions under the Employees’ Savings Plan and life insurance income. In 2005, 2004 and 2003, these amounts were:

	Company Contributions
	Employees’ Savings Plan			Life Insurance Income
	2005	2004	2003	2005	2004	2003
Mr. Albert	$6,300	$6,500	$6,000	$1,584	$1,032	$2,322
Mr. Patenaude	6,300	6,448	6,000	877	852	999
Mr. Pagel	6,300	6,148	6,000	298	279	621
Ms. DiGiovine	6,300	6,500	6,000	198	186	390
Ms. Adams	6,300	6,148	6,000	456	279	575

(3)	Consists of shares of restricted stock granted when the price of Nashua shares was $9.00: Mr. Albert, 54,000 shares; Mr. Patenaude, 26,000 shares; Mr. Pagel, 26,000 shares; and Ms. Adams, 30,000 shares. The restricted stock will vest upon achievement of certain target average closing prices of Nashua’s common stock over the 40-consecutive trading day period which ends on June 15, 2007, the third anniversary of the date of grant (“40-day average closing price”). The terms of the restricted stock provide that 33% of such shares shall vest if the 40-day average closing price of at least $13.00 but less than $14.00 is achieved, 66% of such shares shall vest if the 40-day average closing price of at least $14.00 but less than $15.00 is achieved, and 100% of such shares shall vest if the 40-day average closing price of $15.00 or greater is achieved. The restricted shares vest upon a change in control if the share price at the date of a change in control exceeds $13.00. Shares of restricted stock are forfeited if the 40-day average closing price of the Company’s common stock does not meet the specified targets.

As of December 31, 2005, the market value of the restricted stock (based on the closing price of $7.02 on The NASDAQ National Market of the Company’s common stock on such date) was: as to Mr. Albert, $379,080; as to Mr. Patenaude, $182,520; as to Mr. Pagel, $182,520; and as to Ms. Adams, $210,600.

(4)	The amounts for Mr. Albert, Mr. Patenaude and Ms. DiGiovine in 2004 include the following cash payments in exchange for the surrender of all their rights under the Nashua Corporation Supplemental Executive Retirement Plan: Mr. Albert, $20,100; Mr. Patenaude, $11,500; and Ms. DiGiovine, $4,500.

(5)	The amount listed for Mr. Albert in 2003 includes a payment to Mr. Albert of $330,888 representing a settlement of obligations under Mr. Albert’s employment contract in which the Company had agreed to fund a split-dollar insurance policy on behalf of Mr. Albert. As part of the settlement, Mr. Albert repaid to the Company $313,000 for insurance premiums previously paid by the Company.

(6)	Interest payments on deferred compensation.

(7)	Includes interest payments of $9,631 on deferred compensation and an automobile allowance of $7,200.

(8)	Includes interest payments of $7,044 on deferred compensation and an automobile allowance of $7,200.

(9)	In 2001, the Company adopted a retention plan to assist in retaining the services of key employees in its Toner Products division. Ms. DiGiovine, who is the president of the Company’s Toner Products division, was eligible for a retention bonus of up to one-year’s annual salary if she remained employed by the Company through December 2003. The amount of Ms. DiGiovine’s retention bonus accrued over the three year retention period, with one-third of her annual salary accruing for each year during which she remained employed by the Company and during which the Toner Products division met certain business objectives. In March 2004, Ms. DiGiovine was paid a retention bonus under the retention plan of $115,013.

Option Grants in Last Fiscal Year

There were no stock options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table in 2005, and no stock options were exercised by the executive officers in 2005.

The following table sets forth information regarding the number and value of unexercised options to purchase the Company’s common stock held by the executive officers named in the Summary Compensation Table at the end of 2005. There were no stock appreciation rights outstanding at the end of 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised,
	Shares		Unexercised Options		In-The-Money, Options at
	Acquired on	Value	at Fiscal Year-End (#)		Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew B. Albert	—	—	106,000	0	$221,360	$0
John L. Patenaude	—	—	73,000	0	$104,925	$0
Thomas R. Pagel	—	—	35,000	0	$80,000	$0
Donna J. DiGiovine	—	—	54,000	0	$66,360	$0
Margaret S. Adams	—	—	10,000	0	$13,200	$0

(1)	Amounts are calculated by subtracting the exercise price of the options from the closing market price of the underlying common stock as quoted on The NASDAQ National Market on December 31, 2005 of $7.02 per share, multiplied by the number of shares underlying the options.

Pension Plan

The Company provides retirement benefits to its salaried employees, including the executive officers named in the Summary Compensation Table except for Mr. Pagel and Ms. Adams, under the Nashua

Corporation Retirement Plan for Salaried Employees (the “Nashua Retirement Plan”), which is a qualified retirement plan under the Internal Revenue Code. The Employee Retirement Income Security Act of 1974 limits pensions that may be paid under plans qualified under the Internal Revenue Code. Pension amounts exceeding this limit may be paid outside of qualified plans.

Benefits under the Nashua Retirement Plan were frozen as of December 31, 2002, and all employees ceased accruing additional retirement benefits under the plan on that date. The Nashua Retirement Plan will continue to require Company contributions for benefits accrued prior to December 31, 2002.

The following table sets forth the annual benefits payable at normal retirement age (65) under the Nashua Retirement Plan to Mr. Albert, Mr. Patenaude and Ms. DiGiovine. Benefits under the Nashua Retirement Plan last for the life of the employee.

Name	Amount
Andrew B. Albert	$5,904
John L. Patenaude	$26,676
Donna J. DiGiovine	$10,752

Compensation covered by the Nashua Retirement Plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Company’s Employees’ Savings Plan. For purposes of the Nashua Retirement Plan, the five year average compensation is equal to the average annual salary and bonus over the preceding five years of employment prior to December 31, 2002, the date on which the plan was frozen. As of December 31, 2002, the executive officers named in the Summary Compensation Table had the following years of service credited under the Nashua Retirement Plan: Mr. Albert, 2 years; Mr. Patenaude, 10 years; and Ms. DiGiovine, 5 years. As noted above, the Nashua Retirement Plan was frozen on December 31, 2002. As a result, average compensation and years of service will no longer increase, and no additional benefits under the plan will be earned after that date.

Benefits as shown above are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Benefits under the Nashua Retirement Plan are computed on the basis of a straight life annuity. These benefits are not subject to any deduction for Social Security or other offset.

Executive Severance Agreements

The Company has entered into change of control and severance agreements with Mr. Albert, Mr. Patenaude, Mr. Pagel and Ms. Adams in order to ensure their continued service to Nashua in the event of a change of control of Nashua. These agreements provide that if, within one year after a change of control of Nashua, Nashua terminates the executive’s employment without cause or the executive terminates his/her employment for good reason, in each case as defined in the agreement, Mr. Albert would be entitled to receive severance pay equal to two times the sum of his annual salary and bonus plus certain benefits; Mr. Patenaude would be entitled to receive severance pay equal to one and one-half times the sum of his annual salary and bonus plus certain benefits; and both Mr. Pagel and Ms. Adams would be entitled to receive severance pay equal to one times the sum of their annual salary and bonus plus certain benefits. The value of this compensation totals an estimated $916,051 for Mr. Albert; $354,977 for Mr. Patenaude; $221,598 for Mr. Pagel; and $236,824 for Ms. Adams. If their employment is terminated by the Company apart from the circumstances above for reasons other than misconduct, the executives would receive one year’s salary and certain other benefits. The value of this compensation and benefits totals an estimated $458,167 for Mr. Albert, $235,300 for Mr. Patenaude, $215,000 for Mr. Pagel, and $230,068 for Ms. Adams.

The Company has entered into a change of control and severance agreement with Ms. DiGiovine to ensure her continued service in the event of a change of control of Nashua or certain other corporate transactions involving Nashua. The agreement provides that if, within one year after a change of control of

Nashua, Nashua terminates Ms. DiGiovine’s employment without cause or Ms. DiGiovine terminates her employment for good reason, in each case as defined in the agreement, Ms. DiGiovine would be entitled to receive severance pay equal to the sum of her accrued but unpaid base salary and vacation pay, plus a multiple of the sum of her annual salary and annual bonus. The multiple of Ms. DiGiovine’s annual salary and bonus used to calculate the severance payment was initially three and decreased to 1.5 in equal monthly amounts over the twelve-month period following the date of the agreement. The value of this compensation as of March 6, 2006 totals an estimated maximum of $343,748. If Nashua terminates Ms. DiGiovine’s employment without cause prior to a change of control of Nashua or more than one year after a change of control, Ms. DiGiovine would be entitled to receive salary continuation and certain benefits for a period of one year. The value of this compensation and benefits totals an estimated $227,250.

In addition, Ms. DiGiovine will be entitled to receive specified transaction bonus payments upon the consummation of certain corporate transactions involving Nashua. The maximum aggregate transaction bonus payments that Ms. DiGiovine is entitled to receive is $800,000. If a change of control occurs prior to the consummation of the specified corporate transactions, Ms. DiGiovine will be entitled to a change of control bonus of up to a maximum of $496,000 based on the fair market value, per share, of the consideration received by Nashua’s stockholders in connection with the change of control. Additionally, the amount of the change of control bonus, if any, will be reduced by the amount of any transaction bonus payment previously paid to Ms. DiGiovine. No bonus will be paid to Ms. DiGiovine if the fair market value, per share, of the consideration received by Nashua’s stockholders in connection with a change of control is less than $13.00.

The Company has entered into an employment agreement with Thomas Brooker, who will serve as the Company’s President and Chief Executive Officer commencing on May 4, 2006. Pursuant to the employment agreement, Mr. Brooker’s annual base salary will be $350,000 for 2006 and will increase to $400,000 effective January 1, 2007. Additionally, Mr. Brooker is entitled to an annual cash bonus of between 0% and 200% of his annual base salary, based upon the achievement of certain plan goals established by the Company’s Board of Directors. For 2006, Mr. Brooker will be entitled to receive a minimum bonus of at least 25% of his annual base salary, and the bonus payment for 2006 will be payable 66 2/3% in cash and 33 1/3% in shares of the Company’s restricted stock, valued on the date the bonus is granted, that vest annually in three equal installments on the first, second and third anniversary of the date the bonus is paid.

The employment agreement provides that if the Company terminates Mr. Brooker’s employment for any reason than cause, as defined in the change of control and severance agreement described below, prior to May 4, 2008, Mr. Brooker will be entitled to receive his base salary until May 4, 2008. This salary continuation will be reduced on a dollar-for-dollar basis for any severance paid pursuant to the change of control and severance agreement.

The Company has also entered into a change of control and severance agreement with Mr. Brooker. The change of control and severance agreement provides that if, within one year after a change of control of the Company, the Company terminates Mr. Brooker’s employment without cause or Mr. Brooker terminates his employment for good reason, in each case as defined in the change of control and severance agreement, Mr. Brooker would be entitled to receive severance pay equal to the sum of his accrued but unpaid base salary and vacation pay, plus two times the sum of his annual salary and annual bonus. Additionally, if the Company terminates Mr. Brooker’s employment without cause prior to a change of control of the Company or more than one year after a change of control, Mr. Brooker would be entitled to receive salary continuation and certain benefits for a period of one year.

Mr. Brooker will also be granted an award of 40,000 shares of restricted stock pursuant to the Company’s 2004 Value Creation Incentive Plan and other stock incentive plans. The restricted stock award will vest and no longer be subject to forfeiture based upon the Company’s common stock achieving certain target prices per share of common stock on The NASDAQ National Market over a 40-consecutive trading day period ending on the third anniversary of the date that Mr. Brooker joins the Company as President and Chief Executive Officer. The restricted stock award will vest as to (1) 33% of the shares if the average price for the 40-day trading period is equal to or greater than $13.00 and less than $14.00, (2) 66% of the shares if the average price for the 40-day trading period is equal to or greater than $14.00 and less than $15.00, and (3) 100% of the shares if the average price for the 40-day trading period is equal to or greater than $15.00. Additionally, if Mr. Brooker’s employment with the Company is terminated by the Company without cause, as defined in the 2004 Value Creation Incentive Plan, during the one-year period before the third anniversary of the date that Mr. Brooker joins the Company as President and Chief Executive Officer and one of the price targets is met as of that date, a portion of the restricted shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that Mr. Brooker was employed by the Company. Any shares that have not vested on or before the third anniversary of the date that Mr. Brooker joins the Company as President and Chief Executive Officer will be forfeited to the Company. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to the Company upon the termination of Mr. Brooker’s employment with the Company, other than for cause as described above, or upon death or disability.

Executive and Management Incentive Plans

The Board of Directors has adopted a Management Incentive Plan and the 2004 Value Creation Incentive Plan. Together, these plans provide a framework within which to accomplish the following goals:

•	To attract and retain the best possible executive and management talent;

•	To permit executives and management of the Company to share in its profits;

•	To promote the success of the Company; and

•	To link executive and management rewards closely to Company performance.

Participants in the Management Incentive Plan, which may include, but are not limited to, the Company’s Corporate Staff and Division Officers, non-officer General Managers, and key functional Directors and Managers, will have the opportunity to earn an annual variable bonus. Bonus payments, consisting of cash awards, will be based on the performance of the Company, and, where appropriate, a specific business unit, measured against pre-established performance objectives. The Leadership and Compensation Committee of the Board of Directors administers the Management Incentive Plan and the 2004 Value Creation Incentive Plan.

Leadership and Compensation Committee Report on Executive Compensation

The Leadership and Compensation Committee is composed of non-employee directors and is charged with the responsibility of evaluating and setting the compensation of the Chief Executive Officer, reviewing executive salaries, administering any bonus, incentive compensation and stock option plans, and approving or recommending the Board to approve the salaries and other benefits of the executive officers. The Committee administers the Company’s Management Incentive Plan and the Company’s stock option and stock incentive plans, including the 2004 Value Creation Incentive Plan. Each year the Committee reviews the base salary of the Chief Executive Officer in conjunction with the Governance and Nominating Committee’s review of the performance of the Chief Executive Officer. The Committee also reviews the performance and the salary levels of other executive officers, including the executive officers named in the Summary Compensation Table, and makes decisions regarding the above plans.

Committee Objectives and Compensation Philosophy

The Committee’s objectives are to:

•	attract and retain the best possible executive and management talent;

•	to permit executives and management of the Company to share in its profits;

•	to promote the success of the Company; and

•	to link executive and management rewards closely to Company performance.

Our compensation philosophy seeks to relate compensation with our financial performance and business objectives. We reward the individual performance of our senior executives and tie a significant portion of each executive’s total compensation to the annual and long-term performance of the Company.

Executive Compensation

The Committee’s compensation policies applicable to the Company’s executive officers during 2005 consists of three principal elements discussed below: base salary, cash incentive compensation and equity based compensation.

Base Salary and Cash Incentive Compensation

The Committee annually reviews and determines base salaries of the Chief Executive Officer and other senior executives. The Committee believes that base salaries should be at competitive levels so as to attract and retain well-qualified executives. The Committee has reviewed tally sheets for all components of the executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations under severance and change-in-control scenarios. The Committee has concluded that the salaries for the executive officers listed in the Summary Compensation Table are competitive with the salaries for similar positions at comparable companies.

The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company’s Management Incentive Plan provides that cash awards may be granted each year by the Committee based on corporate, segment, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 2005 were based on the Company’s budgeted pretax operating income and profitability objectives. For the Vice Presidents in charge of operating units, award targets were based on the respective unit’s budgeted awarded pretax operating income and profitability objectives. There were no incentive compensation payments awarded to senior management for 2005 because the pre-established targets were not achieved.

Equity-Based Compensation

The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company. The Committee’s policy has been to award performance-based restricted stock and stock option grants in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing significant operational changes; however, there were no stock options, restricted stock or stock appreciation rights granted to the executive officers in 2005. No stock options were exercised by the executive officers in 2005.

The Committee believes that the creation of stockholder value depends, in large part, upon the Company’s ability to maintain a competitive position in attracting and retaining key personnel. Traditionally, the Company used equity incentives, such as stock options and restricted stock awards to attract and retain key personnel. However, the availability of equity incentives has been limited for the Company because only a small number of shares are available for future awards under the Company’s two active equity incentive plans, the 1999 Shareholder Value Plan and the 1996 Stock Incentive Plan, and proposals to increase the number of shares available under the 1999 Shareholder Value Plan submitted to stockholders at the Company’s 2002 and 2003 annual meetings of stockholders were not approved. However, as part of its commitment to promote stockholder value, the Company and stockholders adopted the 2004 Value Creation Incentive Plan. There were no restricted shares granted to senior management under the 2004 Value Creation Incentive Plan in 2005.

Chief Executive Officer Compensation

Mr. Albert, in his capacity as Chairman, President and Chief Executive Officer, is eligible to participate in the same executive compensation program available to our other senior executives. The Committee evaluates the Chief Executive Officer’s performance in light of the Company’s corporate goals and objectives.

The Committee has considered a number of factors, including the size and performance of the Company, shareholder return, past practice at the Company, the value of similar incentive awards to chief executive officers at comparable companies, each Committee member’s own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity-based compensation and the awards given to the Chief Executive Officer in past years. Mr. Albert’s annual base salary for fiscal 2005 was $450,000. Mr. Albert was not awarded an annual bonus for fiscal year 2005 because target performance goals defined by the Committee were not achieved. The Committee believes Mr. Albert’s compensation to be in line with salaries of chief executive officers in similar peer groups.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s 1996 Stock Incentive Plan, 1999 Shareholder Value Plan or 2004 Value Creation Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Leadership and Compensation Committee

     George R. Mrkonic, Jr., Chairman
     L. Scott Barnard
     Avrum Gray
     Mark E. Schwarz

Compensation Committee Interlocks and Insider Participation

The members of the Leadership and Compensation Committee are George R. Mrkonic, Jr., L. Scott Barnard, Avrum Gray and Mark E. Schwarz. No interlocking relationship has existed between members of the Leadership and Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT/FINANCE AND INVESTMENT COMMITTEE

The Audit/Finance and Investment Committee of Nashua Corporation’s Board of Directors is composed of three independent directors. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The members of the Committee are Avrum Gray (Chairman), L. Scott Barnard and James F. Orr III.

The Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with the Company’s management and the Company’s independent registered public accounting firm. The Committee also reviewed and discussed the audited financial statements and the matters required to be discussed by Statement on Auditing Standards 61

(Codification of Statements on Auditing Standards, AU§380) with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Committee also considered whether the independent registered public accounting firm’s provision of certain other, non-audit related services to the Company is compatible with maintaining their independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit/Finance and Investment Committee

     Avrum Gray, Chairman
     L. Scott Barnard
     James F. Orr III

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit/Finance and Investment Committee of the Board of Directors has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Ernst & Young LLP served in this capacity for the year 2005. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Independent Auditors Fees and Services

The following table sets forth the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for the fiscal years 2005 and 2004:

	Fiscal Year 2005	Fiscal Year 2004

Audit Fees(1)	$529,800	$505,000
Audit Related Fees(2)	27,000	55,000
Tax Fees(3)	3,070	7,000
All Other Fees(4)	0	70,000

Total	$559,870	$637,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filing requirements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements which are not reported under Audit Fees. These services relate to due diligence in connection with acquisitions, accounting consultations and audits of employee benefit plans.

(3)	For 2005, tax fees consist of fees for income tax information and research. For 2004, tax fees consist of fees for tax planning.

(4)	All other fees consist of fees for compliance with the Sarbanes-Oxley Act.

All engagements for services by Ernst & Young LLP or other independent accountants are subject to prior approval by the Audit/Finance and Investment Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit/Finance and Investment Committee was obtained for all services provided by Ernst & Young LLP in 2005.

Audit/Finance and Investment Committee’s Preapproval Policies and Procedures

During fiscal 2005, the Audit/Finance and Investment Committee adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the services are specifically approved in advance by the Audit/Finance and Investment Committee or the engagement is entered into pursuant to one of the preapproval procedures described below.

From time to time, the Audit/Finance and Investment Committee may preapprove specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal 2005, no services were provided by Ernst & Young LLP or any other accounting firm other than in accordance with the preapproval policies and procedures described above.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 2000 and ending December 31, 2005. A peer group comparison is used because the Company offers a diverse mix of products and services and does not believe that a single industry or line-of-business index provides an adequate measure for comparison to the Company as a whole.

The Company’s products and services include thermal papers, thermosensitive and pressure sensitive labels, and specialty papers, as well as toners and developers. In constructing a composite peer group, the Company selected published indices to represent various products. The indices are: for thermal papers, thermosensitive and pressure sensitive labels and specialty papers — the S&P Paper and Forest Products Index, and for toners and developers – the S&P Office Services & Supplies Index. The Company then weighted the two indices in proportion to the 2005 revenues of Nashua’s products and services represented by the respective indices.

	2000	2001	2002	2003	2004	2005
Nashua Corporation	100.00	132.21	197.75	191.44	255.86	158.12
S&P 500 Index	100.00	88.11	68.64	88.32	97.93	102.74
Composite Peer Group	100.00	103.47	89.74	121.42	133.88	130.75

SUBMISSION OF STOCKHOLDER PROPOSALS — 2007 ANNUAL MEETING

Any stockholder proposal which is to be included in the proxy materials for the 2007 annual meeting must be received by Nashua on or before November 29, 2006. Such proposals should be directed to Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063, Attention: Secretary.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with SEC Rule 14a-8. The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. However, in the event that less than 70 days’ prior disclosure of the date of the meeting is first given or made

(whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be received by our corporate secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. The date of our 2007 annual meeting of stockholders has not yet been established, but assuming it is held on May 1, 2007, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2007 annual meeting would need to be provided to our corporate secretary no earlier than January 31, 2007 and no later than March 2, 2007.

FORM 10-K AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to Nashua. Please address all such requests to Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire, Attention: Secretary.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write or call our Secretary at the following address or phone number: Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063, Attention: Secretary, telephone number (603) 880-2323. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

John L. Patenaude
Vice President-Finance, Chief
Financial Officer and Treasurer

Nashua, New Hampshire
March 24, 2006

Appendix A

NASHUA CORPORATION

AUDIT/FINANCE AND INVESTMENT COMMITTEE CHARTER

(Revised October 3, 2005)

A.	Purpose

The purpose of the Audit/Finance and Investment Committee (the “Audit Committee”) is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1. Number.  The Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence.  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.

6. Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Governance and Nominating Committee. Unless otherwise determined by the Board, no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audits, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1. Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence.  The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Quality-Control Report.  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4. Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

6. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

Audited Financial Statements

7. Review and Discussion of Audited Financial Statements.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10. Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11. Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others.

12. Quarterly Financial Statements.  The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

13. Other Disclosures and Filings.  The Audit Committee shall review and consider such other disclosures and/or filings as it deems appropriate or as requested by the Board of Directors.

Controls and Procedures

14. Oversight.  The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

15. Internal Audit Function.  The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function.

16. Risk Management.  The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

17. Hiring Policies.  The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

18. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

19. Evaluation of Financial Management.  The Audit Committee shall coordinate with the Leadership and Compensation Committee the evaluation of the Company’s financial management personnel.

20. Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions shall be approved by the Audit Committee.

21. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

4. Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5. Independent Advisors.  The Audit Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

ANNUAL MEETING OF STOCKHOLDERS OF
NASHUA CORPORATION
May 1, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Andrew B. Albert L. Scott Barnard
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Thomas G. Brooker Avrum Gray
		¡	George R. Mrkonic, Jr.
☐	FOR ALL EXCEPT (See instructions below)	¡	Mark E. Schwarz

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐
PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTPAID RETURN ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY
NASHUA CORPORATION
PROXY for Annual Meeting of Stockholders — May 1, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, hereby appoints JOHN L. PATENAUDE and SUZANNE L. ANSARA, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Nashua Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 11 Trafalgar Square, Suite 201, Nashua, New Hampshire, on May 1, 2006 at 8:00 a.m. (local time) and at any adjournment thereof. Each of the following matters is being proposed by the Company.
Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR the ratification of Ernst & Young LLP as independent registered public accounting firm in Proposal 2, in each case as more specifically set forth in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and a vote FOR Proposal 2.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)